UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

GREENWOOD GOLD RESOURCES, INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4285 SW Martin Highway, Palm City FL	34990
(Address of principal executive offices)	(Zip Code)

(886 788 4474)
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K is filed to amend certain disclosure under Item 1.01 Entry into a Material Definitive Agreement in  the Form 8-K filed by Greenwood Gold Resources, Inc.  on February 22, 2012.  The final paragraph in the February 22, 2012 disclosure is amended due to an error in the amount of debt due and owing to Branislav Jovanovic which should have read $152,000.    All other information remains the same as provided in the original filing.

The paragraph is amended to read as follows:

Lastly, the Company shall: (i) cause the settlement of debt in the approximate amount of $60,000 due and owing to that certain creditor (the “Creditor”), as reflected on the financial statements of the Company as of September 30, 2011 (the “$60,000 Debt”) to be settled by issuance to the Creditor and/or his designee an aggregate of 25,000,000 shares of common stock; and (ii) within ninety days, the Company shall cause the debt in the approximate amount of $152,000 due and owing to Branislav Jovanovic, as reflected on the financial statements of GGRI as of September 30, 2011, to be settled by payment to Mr. Jovanovic. .

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Acquisition Agreement dated February 14, 2012 between Greenwood Gold Resources, Inc. incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on February 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENWOOD GOLD RESOURCES INC.

Dated: February 29, 2012	By:	/s/ Charles Miller
	Name:	Charles Miller
`	Title:	President/Chief Executive Officer